Exhibit 10.13

SECOND AMENDMENT

TO

SUPPLY AGREEMENT

This Second Amendment (“Amendment No. 2”) dated as of December 30, 2010, to the Supply Agreement (the “Original Agreement”) dated as of August 7, 2006, as amended by the First Amendment to the Supply Agreement dated as of June, 2007 (the “Amendment No. 1”) (the Original Agreement and Amendment No. 1, collectively, the “Agreement”), is entered into by and between Amscan Inc. (“Amscan”) and iParty Corp. (“iParty”).  All defined terms in the Agreement that are referred to in this Amendment No. 2 shall have the same meaning herein unless otherwise defined herein.

In consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1.     The first clause of Paragraph 5.A. shall be amended and restated in its entirety to extend the Term until December 31, 2013 as follows:

“A.          This Agreement shall be deemed effective from and after August 7, 2006 through and including December 31, 2013 (the “Term”), unless sooner terminated as follows:”

2.     Schedule A shall be amended by deleting the first paragraph of Schedule A (the definition of an “iParty Store”), and inserting a new definition of “iParty Store” as follows:

“As used in this Agreement the term “iParty Store” means any party goods retail store operated under the name “iParty” other than (i) any store opened or acquired after the date of this Agreement that has less than 8,000 square feet of retail space or (ii) any temporary, seasonal or “pop-up” stores opened from time to time.  In addition, the existing iParty Store in Manchester CT and any store opened or operated by iParty in Buckland Hills during the term shall be counted as one (1) iParty Store for the purposes of calculating the Annual Purchase Commitment.”

3.     Except as provided herein, all other terms and conditions in the Agreement shall remain in full force and effect and are unchanged by this Amendment No. 2.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to be executed by its duly authorized officer as of the day and year written above.

AMSCAN INC.

By:	/s/ James M. Harrison
Title: President

iPARTY CORP.

By:	/s/ Sal Perisano
Name: Sal Perisano
Title: Chief Executive Officer